Exhibit 99.1

Contact: Monique Greer 720-540-5268 mgreer@allos.com

Allos Therapeutics Announces Outcome of Request for Re-examination of CHMP Opinion for FOLOTYN® in Europe

WESTMINSTER, Colo., April 20, 2012 – Allos Therapeutics, Inc. (NASDAQ: ALTH) announced today that following its request for re-examination, the European Medicines Agency’s Committee For Medicinal Products for Human Use (CHMP) confirmed its previous negative opinion on the marketing authorisation application (MAA) for FOLOTYN® (pralatrexate injection) as a treatment for patients with peripheral T-cell lymphoma (PTCL) whose disease has progressed after at least one prior systemic therapy. Allos intends to review the CHMP opinion and evaluate its potential options for continuing to pursue regulatory approval of FOLOTYN in Europe for this indication.

“We are very disappointed with the CHMP opinion on the MAA for FOLOTYN in Europe,” said Charles Morris, MB ChB, MRCP, chief medical officer at Allos Therapeutics. “We will continue to work closely with our partner Mundipharma to pursue regulatory approval to market FOLOTY N for relapsed or refractory PTCL in other countries, and to evaluate our options for bringing FOLOTYN to patients who could benefit from it in Europe. We also remain fully committed to advancing the FOLOTYN development program in hematologic malignancies, including first-line PTCL and relapsed or refractory cutaneous T-cell lymphoma.”

In May 2011, Allos entered into a strategic collaboration agreement with Mundipharma International Corporation Limited (Mundipharma), pursuant to which the parties agreed to collaborate in the development of FOLOTYN according to a mutually agreed-upon development plan. Under the agreement, Allos retains full commercialization rights for FOLOTYN in the United States and Canada, with Mundipharma having exclusive rights to commercialize FOLOTYN in all other countries. To date, Mundipharma has submitted applications seeking regulatory approval of FOLOTYN for patients with relapsed or refractory PTCL in Australia, S. Korea and Switzerland. The parties’ joint development funding supports mutually agreed-upon clinical development activities including, but not limited to, the ongoing and planned Phase 3 registration studies of FOLOTYN in patients with previously undiagnosed PTCL and in patients with relapsed or refractory cutaneous T-cell lymphoma, or CTCL.

Pralatrexate has orphan medicinal product designation in Europe for the treatment of PTCL (nodal, other extranodal, and leukaemic/disseminated). In the E.U., orphan medicinal product designation is conferred upon investigational products for diseases that affect fewer than five in 10,000 patients. Products with orphan designation that are the first to be approved for a specific indication, and continue to meet the requirements for orphan designation, receive up to ten years of market exclusivity in the E.U.

For further details about the CHMP opinion on FOLOTYN, please visit the EMA website www.ema.europa.eu/ema.

About FOLOTYN

FOLOTYN® (pralatrexate injection), a folate analogue metabolic inhibitor, was discovered by Memorial Sloan-Kettering Cancer Center, SRI International and Southern Research Institute and developed by Allos Therapeutics. In September 2009, the U.S. Food and Drug Administration (FDA) granted accelerated approval for FOLOTYN for use as a single agent for the treatment of patients with relapsed or refractory PTCL. This indication is based on overall response rate. Clinical benefit such as improvement in progression-free survival or overall survival has not been demonstrated. FOLOTYN has been available to patients in the U.S. since October 2009.

About Peripheral T-Cell Lymphoma

Peripheral T-cell lymphomas are a biologically diverse group of aggressive, mature T and NK (natural killer) cell non-Hodgkin lymphomas with similar outcomes, which include PTCL-NOS (PTCL not otherwise specified), AITL (angioimmunoblastic T-cell lymphoma), and ALCL (anaplastic large-cell lymphoma).1 The prognosis for patients with PTCL is generally poor for most subtypes.2

T-cell lymphomas account for approximately 10% to 15% of all cases of non-Hodgkin lymphomas (NHL).1-3 The majority of patients ultimately have refractory disease to a variety of agents, including multi-agent chemotherapy with CHOP (cyclophosphamide, doxorubicin, vincristine, and prednisone) or CHOP-like regimens. The 5-year overall survival rate in these patients is 25% to 40%, depending on sub-type.4-5

About Allos Therapeutics

Allos Therapeutics, Inc. (Nasdaq: ALTH) is a biopharmaceutical company committed to the development and commercialization of innovative anti-cancer therapeutics. Allos is currently focused on the development and commercialization of FOLOTYN® (pralatrexate injection), a folate analogue metabolic inhibitor. FOLOTYN is approved in the U.S. for the treatment of patients with relapsed or refractory PTCL.

On April 5, 2012, Allos announced that it had entered into a definitive merger agreement with Spectrum Pharmaceuticals, Inc. On April 13, 2012, Spectrum commenced a tender offer to purchase all of the outstanding shares of common stock of Allos.

For additional information, please visit www.allos.com.

IMPORTANT SAFETY INFORMATION

Warnings and Precautions

FOLOTYN may suppress bone marrow function, manifested by thrombocytopenia, neutropenia, and anemia. Monitor blood counts and omit or modify dose for hematologic toxicities.

Mucositis may occur. If ≥Grade 2 mucositis is observed, omit or modify dose. Patients should be instructed to take folic acid and receive vitamin B12 to potentially reduce treatment-related hematological toxicity and mucositis.

Fatal dermatologic reactions may occur. Dermatologic reactions may be progressive and increase in severity with further treatment. Patients with dermatologic reactions should be monitored closely, and if severe, FOLOTYN should be withheld or discontinued.

Tumor lysis syndrome may occur. Monitor patients and treat if needed.

FOLOTYN can cause fetal harm. Women should avoid becoming pregnant while being treated with FOLOTYN and pregnant women should be informed of the potential harm to the fetus.

Use caution and monitor patients when administering FOLOTYN to patients with moderate to severe renal function impairment.

Elevated liver function test abnormalities may occur and require monitoring. If liver function test abnormalities are ≥Grade 3, omit or modify dose.

Adverse Reactions

The most common adverse reactions were mucositis (70%), thrombocytopenia (41%), nausea (40%), and fatigue (36%). The most common serious adverse events are pyrexia, mucositis, sepsis, febrile neutropenia, dehydration, dyspnea, and thrombocytopenia.

Use in Specific Patient Population

Nursing mothers should be advised to discontinue nursing or the drug, taking into consideration the importance of the drug to the mother.

Drug Interactions

Co-administration of drugs subject to renal clearance (e.g., probenecid, NSAIDs, and trimethoprim/sulfamethoxazole) may result in delayed renal clearance.

Please see FOLOTYN Full Prescribing Information at www.FOLOTYN.com.

Additional Information about the Transaction and Where to Find It

This press release is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell any securities of Allos Therapeutics, Inc. The tender offer is being made pursuant to a tender offer statement on Schedule TO (including the offer to purchase, letter of transmittal and other related tender offer materials) that was filed by Sapphire Acquisition Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Spectrum Pharmaceuticals, Inc. (“Spectrum” or “Parent”), with the Securities and Exchange Commission (the “SEC”) on April 13, 2012. In addition, on April 13, 2012, Allos filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. Investors are able to obtain the tender statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of Allos on Schedule 14D-9, the proxy statement, if applicable, and related materials with respect to the tender offer and the merger, free of charge at the website of the SEC at www.sec.gov, from the information agent and dealer manager named in the tender offer materials. Investors may also obtain, at no charge, the documents filed with or furnished to the SEC by Allos under the “Investors” section of Allos’ website at www.allos.com. Investors are advised to read these documents when they become available, including the Solicitation/Recommendation Statement of Allos and any amendments thereto, as well as any other documents relating to the tender offer and the merger that are filed with the SEC, carefully and in their entirety prior to making any decisions with respect to whether to tender their shares into the tender offer because they contain important information, including the terms and conditions of the tender offer.

Safe Harbor Statement

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the potential future development of FOLOTYN for the treatment of patients with peripheral T-cell lymphoma or any other type of cancer and other statements that are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. Important factors that may cause actual results to differ materially include, but are not limited to, the pace of subject enrollment in the ongoing and planned Phase 3 trials may be slower than expected, that the Phase 3 trials may not successfully meet safety and efficacy endpoints or that the data from the trials may not support the continued marketing of FOLOTYN, and the risk that the Company may lack the financial resources and access to capital to fund future clinical trials for FOLOTYN; and risks and uncertainties relating to the Company’s strategic collaboration with Mundipharma, including the parties’ future product development, regulatory and commercialization strategies. Such forward-looking statements also include the ability of the Company, Parent and Merger Sub to complete the transactions contemplated by the Agreement and Plan of Merger dated as of April 4, 2012 by and among Allos, Spectrum and Merger Sub (the “Merger Agreement”), including the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the tender offer and the subsequent merger; uncertainties as to how many of the Company’s stockholders will tender their shares of common stock in the tender offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the offer or the merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the offer or the merger; the effects of disruption from the transactions on the Company’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; and the risk that shareholder litigation in connection with the tender offer or the merger may result in significant costs of defense, indemnification and liability. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and in the Company’s other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

Note: The Allos logo and FOLOTYN name are registered trademarks of Allos Therapeutics, Inc.

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References:

1.	The Non-Hodgkin’s Lymphoma Classification Project. A clinical evaluation of the International Lymphoma Study Group classification of non-Hodgkin’s lymphoma. Blood. 1997;89(11):3909-3908.

2.	Hennessy BT, Hanrahan EO, Daly PA. Non-Hodgkin lymphoma: an update [review]. Lancet Oncol. 2004;5(6):341-353.

3.	O’Leary HM, Savage KJ. Novel therapies in peripheral T-cell lymphomas [review]. Curr Oncol Rep. 2008;134(5):202-207.

4.	Savage KJ, Chhanabhai M, Gascoyne RD, et al. Characterization of peripheral T-cell lymphomas in a single North American institution by the WHO classification. Ann Oncol 2004;15(10):1467-75.

5.	Savage KJ. Peripheral T-cell Lymphomas. Blood Rev. 2007; 21:201-216.

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